EXHIBIT 16.1





November 10, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Items 4(a)(i), 4(a)(ii), 4(a)(iv), 4(a)(v) and 4(a)(vi) of Form 8-K of the entities listed below dated October 30, 1998. We have no basis for agreement or disagreement with the comments in Items 4(a)(iii), 4(b)(i) and 4(b)(ii).

National Housing Partnership Realty Fund Two     (Commission File No. 0-14458)
National Housing Partnership Realty Fund III     (Commission File No. 0-14457)
National Housing Partnership Realty Fund IV      (Commission File No. 0-15731)



Yours truly,



Deloitte & Touche LLP